BNY MELLON FUNDS TRUST

CERTIFICATE OF AMENDMENT

Establishment and Designation of Classes of Shares
of Beneficial Interest

The undersigned, being a Vice President and Assistant Secretary of BNY Mellon Funds Trust, a Massachusetts business trust (the "Trust"), DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Article III, Section 1 of the Trust's Amended and Restated Declaration of Trust dated June 5, 2000 (the "Declaration of Trust"), and by the affirmative vote of a majority of the Trustees at a meeting held on March 8, 2017, the Trust's Board of Trustees designated a new class of Shares (as that term is defined in the Declaration of Trust) of beneficial interest of BNY Mellon Income Stock Fund (the "Fund"), a series of the Trust, as set forth below:

1.   The new class of Shares established and designated by the Trust's Board of Trustees are "Class T" shares the Fund.

2.   The existing classes of Shares of the Fund continue to be designated as "Class A" shares, "Class C" shares, "Class I" shares, "Class Y" shares, "Class M" shares and "Investor" shares.

3.   Class A shares, Class C shares, Class I shares, Class Y shares, Class M shares, Investor shares and Class T shares shall each be entitled to all of the rights and preferences accorded to Shares of the Fund under the Declaration of Trust.

4.   The purchase price of Class A shares, Class C shares, Class I shares, Class Y shares, Class M shares, Investor shares and Class T shares of the Fund, the method of determining the net asset value of such classes of Shares and the relative dividend rights of holders of such classes of Shares shall be established by the Trustees of the Trust in accordance with the provisions of the Declaration of Trust and shall be set forth in the Trust's Registration Statement on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940 as in effect at the time of issuance of such Shares.

The undersigned further certifies that, as amended hereby, the Board of Trustees of the Trust has duly authorized the following series of the Trust and designated the following classes thereof:

Name of Series	Classes of Shares
BNY Mellon Asset Allocation Fund	Class M Investor
BNY Mellon Bond Fund	Class M Investor
BNY Mellon Corporate Bond Fund	Class M Investor
BNY Mellon Emerging Markets Fund	Class M Investor
BNY Mellon Focused Equity Opportunities Fund	Class M Investor
BNY Mellon Income Stock Fund	Class M Investor Class A Class C Class I Class Y Class T
BNY Mellon Intermediate Bond Fund	Class M Investor
BNY Mellon International Appreciation Fund	Class M Investor
BNY Mellon International Equity Income Fund	Class M Investor
BNY Mellon International Fund	Class M Investor
BNY Mellon Large Cap Market Opportunities Fund	Class M Investor
BNY Mellon Large Cap Stock Fund	Class M Investor
BNY Mellon Massachusetts Intermediate Municipal Bond Fund	Class M Investor
BNY Mellon Mid Cap Multi-Strategy Fund	Class M Investor
BNY Mellon Government Money Market Fund	Class M Investor
BNY Mellon Municipal Opportunities Fund	Class M Investor
BNY Mellon National Intermediate Municipal Bond Fund	Class M Investor
BNY Mellon National Municipal Money Market Fund	Class M Investor
BNY Mellon National Short-Term Municipal Bond Fund	Class M Investor
BNY Mellon New York Intermediate Tax-Exempt Bond Fund	Class M Investor
BNY Mellon Pennsylvania Intermediate Municipal Bond Fund	Class M Investor
BNY Mellon Short-Term U.S. Government Securities Fund	Class M Investor
BNY Mellon Small Cap Multi-Strategy Fund	Class M Investor
BNY Mellon Small/Mid Cap Multi-Strategy Fund	Class M Investor
BNY Mellon Tax-Sensitive Large Cap Multi-Strategy Fund	Class M Investor

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this _7th day of March, 2017.

                                                            BNY MELLON fundS TRUST

                                                            By:  /s/ Jeff Prusnofsky
                                                                        Name:  Jeff Prusnofsky
                                                                        Title:    Vice President and Assistant Secretary

STATE OF NEW YORK      )

                                                :  ss.:

COUNTY OF NEW YORK  )

On this 7th day of March, 2017, before me personally came Jeff Prusnofsky, to me personally known, who, being by me duly sworn, did say that he is a Vice President of the above-referenced Trust and who duly acknowledged to me that he had executed the foregoing instrument as his free act and deed on behalf of the Trust.

/s/ Loretta Johnston

Notary Public

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